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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                 -----------------

                                      FORM T-1

STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF 1939
                   OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                   TRUSTEE PURSUANT TO SECTION 305(b)(2)_________

                                 -----------------

                         U.S. TRUST COMPANY OF TEXAS, N.A.
                (Exact name of trustee as specified in its charter)

                                                                75-2353745
     (State of incorporation                                 (I.R.S. employer
     if not a national bank)                                identification No.)

     2001 Ross Ave, Suite 2700                                     75201
          Dallas, Texas                                          (Zip Code)
       (Address of trustee's
   principal executive offices)

                                 Compliance Officer
                         U.S. Trust Company of Texas, N.A.
                             2001 Ross Ave, Suite 2700
                                Dallas, Texas  75201
                                   (214) 754-1200
             (Name, address and telephone number of agent for service)

                                 -----------------

                   Environmental Systems Products Holdings, Inc.
                (Exact name of obligor as specified in its charter)

               Delaware                                     52-2096698
     (State or other jurisdiction of                     (I.R.S. employer
     incorporation or organization)                     identification No.)

                 7 Kripes Road                                06026
             East Granby,Connecticut                        (Zip Code)
     (Address of principal executive offices)

                                 -----------------

                      13% Senior Subordinated  Notes due 2008
                        (Title of the indenture securities)

--------------------------------------------------------------------------------

GENERAL

1.   General Information.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of Dallas (11th District), Dallas, Texas
                    (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Dallas, Texas
               The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   Affiliations with Obligor and Underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   Voting Securities of the Trustee.

     Furnish the following information as to each class of voting securities of the Trustee:

                               As of December 15, 1998

--------------------------------------------------------------------------------

                 Col A.                                Col B.

--------------------------------------------------------------------------------

             Title of Class                       Amount Outstanding

--------------------------------------------------------------------------------

Capital Stock - par value $100 per share            5,000 shares

4.   Trusteeships under Other Indentures.

     Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

     Not Applicable

6.   Voting Securities of the Trustee Owned by the Obligor or its Officials.

     Not Applicable

7.   Voting Securities of the Trustee Owned by Underwriters or their Officials.

     Not Applicable

8.   Securities of the Obligor Owned or Held by the Trustee.

     Not Applicable

9.   Securities of Underwriters Owned or Held by the Trustee.

     Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

     Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

     Not Applicable

12.  Indebtedness of the Obligor to the Trustee.

     Not Applicable

13.  Defaults by the Obligor.

     Not Applicable

14.  Affiliations with the Underwriters.

     Not Applicable

15.  Foreign Trustee.

     Not Applicable

16.  List of Exhibits.

     T-1.1  -  A copy of the Articles of Association of U.S. Trust Company of
               Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.  (con't.)

     T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

     T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration
               No. 22-21897.

     T-1.6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

     T-1.7 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


                                         NOTE

As of December 15, 1998 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of December 15, 1998, U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 18,428,249.00 shares of $5 par value Common Stock as of December 15, 1998.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

In as much as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                                 --------------------

                                      SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 15th day of December, 1998.

                                   U.S. Trust Company
                                   of Texas, N.A., Trustee



                                   By: /s/ Gerard F. Ganey
                                      -----------------------------
                                      Gerard F. Ganey
                                      Authorized Officer

                                                                   Exhibit T-1.6


                                  CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Environmental Systems Products Holdings Inc. 13% Senior Subordinated Notes due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

                                   U.S. Trust Company of Texas, N.A.



                                   By: /s/ Gerard F. Ganey
                                      -----------------------------
                                      Gerard F. Ganey
                                      Authorized Officer

                                Board of Governors of the Federal Reserve System
                                OMB Number: 7100-0036
                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-005
                                Office of the Comptroller of the Currency
Federal Financial Institutions  OMB Number: 1557-0081
Examination Council             Expires March 31, 2001
--------------------------------------------------------------------------------


(LOGO)                          (1)
                                Please Refer to Page I,
                                Table of Contents, for
                                The required disclosure
                                of estimated burden.
--------------------------------------------------------------------------------
CONSOLIDATED REPORTS OF CONDITION
AND INCOME FOR A BANK WITH DOMESTIC
OFFICES ONLY AND TOTAL ASSETS OF LESS
THAN $100 MILLION  - -  FFIEC  033

REPORT AT THE CLOSE OF BUSINESS September 30, 1998

This report is required by law: 12 U.S.C. Section Section 324 (State member banks); 12 U.S.C. Section Section 1817 (State nonmember banks); and 12 U.S.C. Section Section 161 (National banks).

(19980930)
-----------
(RCRI 9999)

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.

--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I,      Alfred B. Childs, SVP & Cashier
       --------------------------------
       Name and Title of  Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/         Alfred B. Childs
       --------------------------------
   Signature of Officer Authorized to Sign Report

 October 21, 1998
------------------
 Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: these instructions may in some cases differ from generally accepted accounting principles.


We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ William Goodwin
---------------------------
Director (Trustee)

/s/ Stuart M. Pearman
---------------------------
 Director (Trustee)

/s/ J. T. Moore, Jr.
---------------------------
 Director (Trustee)

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

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation
     (EDS), by modem or on computer diskette; or

(b)  in hard-copy (paper form and arrange for another party to   convert the
     paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the    Reports of
Condition and Income for this report date, attach this signature page to the hard-copy record of the completed report that the bank places in its files.

--------------------------------------------------------------------------------
FDIC Certificate Number _____________     US Trust Company of Texas, National
                          (RCRI 9050)     Association
                                          --------------------------------------
                                          Legal Title of Bank (TEXT 9010)

                                          Dallas
                                          --------------------------------------
                                          City (TEXT 9130)

                                          TX                         75201
                                          --------------------------------------
                                          State Abbrev.(TEXT 9200) Zip Code.
                                                                  (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

U.S. Trust Company of Texas, N.A.   Call Date:   State #: 48-6797     FFIEC  033
2001 Ross Avenue, Suite 2700         09/30/98     Cert #: 33217       RC-2
Dallas, TX  75201                          Vendor ID:
                                                   D              --------------
                              Transit #:    11101765                     9

                                                                  --------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR September 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                    C200
                                                             Dollar Amounts in Thousands
----------------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions:              RCON
     a.  Noninterest-bearing balances and currency and coin           0081      956  1.a
     (1,2)
     b.  Interest bearing balances                                    0071    1,375  1.b
     (3)
2.   Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)   1754        0  2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D) 1773  117,282  2.b
3.   Federal funds sold (4) and securities purchased under
     agreements to resell:                                            1350    5,000  3

4.   Loans and lease financing receivables:             RCON
     a.  Loans and leases, net of unearned income
         (from Schedule RC-C)                           2122   21,497                4.a
     b.  LESS:  Allowance for loan and lease losses     3123      245                4.b
     c.  LESS:  Allocated transfer risk reserve         3128        0                4.c
     d.  Loans and leases, net of unearned income, allowance,
         and reserve (item 4.a minus 4.b and 4.c)                     RCON
                                                                      2125   21,252  4.d
5.   Trading assets                                                   3545        0  5.
6.   Premises and fixed assets (including capitalized leases)         2145      669  6.
7.   Other real estate owned (from Schedule RC-M)                     2150        0  7.
8.   Investments in unconsolidated subsidiaries and
     associated companies (from Schedule RC-M)                        2130        0  8.
9.   Customers' liability to this bank on acceptances outstanding     2155        0  9.
10.  Intangible assets (from Schedule RC-M)                           2143        0  10.
11.  Other assets (from Schedule RC-F)                                2160    1,921  11.
12.  Total assets (sum of items 1 through 11)                         2170  148,455  12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Included time certificates of deposit not held for trading.

U.S. Trust Company of Texas, N.A.   Call Date:   State #: 48-6797     FFIEC  033
2001 Ross Avenue, Suite 2700         09/30/98     Cert #: 33217       RC-1
Dallas, TX  75201                          Vendor ID:
                                                   D              --------------
                              Transit #:    11101765                     10
                                                                  --------------

SCHEDULE RC - CONTINUED

                                                             Dollar Amounts in Thousands
----------------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A              RCON
         and C from Schedule RC-E)               RCON                 2200    119,853  13.a
          (1)  Noninterest-bearing (1)           6631   10,673                         13.a.1
          (2)  Interest-bearing                  6636  109,180                         13.a.2
     b.  In foreign offices, Edge and Agreement subsidiaries,
         and IBFs
          (1)  Noninterest-bearing
          (2)  Interest-bearing
14.  Federal funds purchased(2) and securities sold under             RCON
     agreements to repurchase:                                        2800          0  14
15.  a.  Demand notes issued to the U.S. Treasury                     2840          0  15.a
     b.  Trading liabilities                                          3548          0  15.b
16.  Other borrowed money:
     a.  With a remaining maturity of one year or less                2332      1,000  16.a
     b. With a remaining maturity of more than one year
     through three years                                              A547      2,000  16.b
     c. With a remaining maturity of more than three years            A548      1,000  16.c
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding         2920          0  18.
19.  Subordinated notes and debentures                                3200          0  19.
20.  Other liabilities (from Schedule RC-G)                           2930      2,493  20.
21.  Total liabilities (sum of items 13 through 20)                   2948    126,346  21.
22.  Not applicable

EQUITY CAPITAL
                                                                      RCON
23.  Perpetual preferred stock and related surplus                    3838      7,000  23.
24.  Common stock                                                     3230        500  24.
25.  Surplus (exclude all surplus related to preferred stock)         3839      8,384  25.
26.  a.  Undivided profits and capital reserves                       3632      5,261  26.a
     b.  Net unrealized holding gains (losses) on available-for-sale
         securities                                                   8434        964  26.b
27.  Cumulative foreign currency translation adjustments
28.  Total equity capital (sum of items 23 through 27)                3210     22,109  28.
29.  Total liabilities and equity capital (sum of items 21 and 28)    2257    148,455  29.



MEMORANDUM

     TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

NUMBER

1. Indicate in the box at the right the number of the statement 6724 N/A M.1 below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1997

----------------------------------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.